Exhibit 99.1
F.N.B. CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2007 EARNINGS
Hermitage, PA — January 17, 2008 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported financial results for the fourth quarter and full year of 2007. Fourth quarter 2007 net income was $17.1 million, or $0.28 per diluted share, compared to $17.6 million, or $0.29 per diluted share, for both the third quarter of 2007 and the fourth quarter of 2006. The Corporation’s return on average tangible equity for the fourth quarter of 2007 was a strong 25.0%, its return on average equity was 12.5%, its return on average tangible assets was 1.21% and its return on average assets was 1.11%.
For the full year ended December 31, 2007, the Corporation posted net income of $69.7 million, a 3.0% increase, compared to $67.6 million for the full year ended December 31, 2006. On a per share basis, full year 2007 earnings were $1.15 per diluted share, an increase from $1.14 per diluted share for the full year ended December 31, 2006. The Corporation’s return on average tangible equity for the full year ended December 31, 2007, was a strong 26.2%, its return on average equity was 12.9%, its return on average tangible assets was 1.25% and its return on average assets was 1.15%.
Stephen J. Gurgovits, Chairman and Chief Executive Officer of F.N.B. Corporation, commented, “We are pleased with the full year earnings growth and continued strong profitability, having avoided the current industry challenges related to sub-prime lending and risky investment securities. Our business model continues to benefit from our focus on prudently growing our loan portfolio, managing our net interest margin, emphasizing recurring fee income and controlling our operating and credit costs.”
Mr. Gurgovits continued, “We are cautiously optimistic about our operations in 2008. We have noticeable bright spots including the closing of our pending acquisition of Omega Financial Corporation, about which we are thrilled, and the additional depth to our management team with the addition of Bob New.”
Fourth Quarter 2007 Results
Total average loans increased 2.1% annualized compared to the third quarter of 2007 and 3.0% compared to the same period of 2006. Commercial loans led the growth, increasing 5.9% annualized over the third quarter of 2007, and were partially offset by seasonally lower balances of direct installment and indirect auto loans. The increase in average loans coupled with increased balances of investment securities resulted in a 3.0% annualized increase in average earning assets compared to the prior quarter.

F.N.B. Corporation Page 2 of 6
The growth in earning assets provided a 2.2% annualized increase in fully taxable equivalent (FTE) net interest income compared to the third quarter of 2007. The Corporation’s net interest margin for the fourth quarter of 2007 declined 1 basis point to 3.72% compared to the third quarter of 2007.
Average balances of savings and NOW accounts, which increased 6.2% for the fourth quarter of 2007 compared to the same quarter of 2006, continue to provide evidence of the growth in the Corporation’s banking relationships. The decline in average balances of non-interest bearing deposits for the fourth quarter of 2007, compared to the prior quarter, was due to seasonality. In total, the decline in average balances of non-interest bearing deposits and time deposits was partially offset by growth in treasury management accounts, resulting in a 0.9% annualized decline in average deposits and treasury management balances compared to the third quarter of 2007.
Non-interest income increased $1.0 million, or 19.2% annualized, compared to the prior quarter. This strong growth was led by increases in wealth management, mortgage originations and banking service fees. Additionally, other non-interest income for the prior quarter included a $0.5 million loss on the sale of a building acquired in a prior merger.
When compared to the fourth quarter of 2006, total non-interest income increased $1.3 million, or 6.9%, reflecting the strong performance of the above-mentioned fee revenue items and swap fees earned from commercial customers, partially offset by negative pricing trends for insurance policy renewals and the absence of gains on the sale of securities. Total non-interest income represented 29% of net revenue for the fourth quarter of 2007.
The seasonal decline in personnel expense, which was due to lower end of the year payroll tax expense and year-end revisions to accruals for incentive compensation and medical benefit costs, helped non-interest expense decline 6.4% annualized from the prior quarter to $40.6 million for the fourth quarter of 2007. Positive operating leverage was achieved as evidenced by the improvement in the efficiency ratio to 55.5% from 57.4% in the prior quarter and 56.2% in the same quarter of last year.
The Corporation’s income tax expense for the fourth quarter of 2007 increased $1.0 million compared to the prior quarter. This increase was primarily due to the inclusion, in the prior quarter, of a net benefit from the successful resolution of a previously uncertain tax position.
During the quarter, the Corporation took action with respect to two loans to one Florida developer, which influenced its credit metrics. For one project, an $853 thousand charge-off was recorded, which had been specifically reserved for in the third quarter. This project was moved to other real estate owned. A second project, with a balance of $8.2 million, was moved to non-accruing status with a specific reserve of $2.0 million established. At quarter end, these two projects comprised $9.9 million of the $40.7 million in non-performing assets.

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Including the previously mentioned charge-off, annualized net loan charge-offs for the fourth quarter of 2007 were 41 basis points of average loans, representing an increase from historically low levels of 27 basis points in the third quarter of 2007 and 28 basis points in the fourth quarter of 2006. The ratio of non-performing assets to total assets was 67 basis points at December 31, 2007, representing an increase from historically low levels of 49 basis points in the third quarter of 2007 and 57 basis points in the fourth quarter of 2006. The one previously mentioned relationship represented 16 basis points of total assets at December 31, 2007.
The $5.2 million loan loss provision for the fourth quarter of 2007 reflects the previously mentioned specific reserve. At December 31, 2007, the allowance for loan losses was 1.22% of total loans, representing a 2 basis point increase from the third quarter of 2007 and 1.6 times total non-performing loans.
Full Year 2007 Results
Net interest income, on an FTE basis, for the full year of 2007 was 3.5% higher than the same period of last year, reflecting growth in average loans of 6.0% and growth in average deposits and treasury management balances of 4.5%. Additionally, the Corporation’s net interest margin for the full year of 2007 increased 2 basis points to 3.73%, when compared to the full year of 2006.
Non-interest income for the full year of 2007 increased 2.9% to $81.6 million from $79.3 million during the same period of 2006. Non-interest income was 29% of net revenue for the full year of 2007.
Non-interest expense for the full year of 2007 was $165.6 million, a 3.2% increase compared to $160.5 million for the same period of 2006. The efficiency ratio improved slightly to 57.4% for the full year of 2007 from 57.5% for the full year of 2006.
Capital Position
Shareholders’ equity at December 31, 2007, was $544.4 million, or $8.99 per common share. Tangible book value was $4.67 per common share at the end of the fourth quarter of 2007. The Corporation’s leverage and tangible capital ratios were 7.47% and 4.85%, respectively, at December 31, 2007. The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds.
Other Highlights
On November 9, 2007, F.N.B. Corporation and Omega Financial Corporation (NASDAQ: OMEF) jointly announced the signing of a definitive merger agreement pursuant to which F.N.B. Corporation will acquire Omega Financial Corporation, a State College, Pennsylvania-

F.N.B. Corporation Page 4 of 6
based provider of diversified financial services, in an all-stock transaction. The combination of the two organizations will create the fifth largest bank holding company based in Pennsylvania with approximately $8 billion in total assets and over 210 full service branches serving commercial and consumer customers in 35 counties in Pennsylvania and Northeast Ohio.
Conference Call
Management will host a quarterly conference call to discuss results for the fourth quarter of 2007, tomorrow, Friday, January 18, 2008, at 11:00 AM Eastern Time. Hosting the call will be Stephen J. Gurgovits, Chairman and Chief Executive Officer, and Brian F. Lilly, Chief Financial Officer. The call can be accessed via the telephone by dialing (888) 713-3595 or (913) 312-1422 for international callers; the confirmation number is 8087554.
A replay of the call will be available from 2:00 PM Eastern Time on January 18, 2008 until midnight Eastern Time on February 1, 2008. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 8087554. A transcript of the call will be posted to the Shareholder and Investor Relations section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $6.1 billion at December 31, 2007. F.N.B. is a leading provider of commercial and retail banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Tennessee and Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 35 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

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Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.
Additional Information about the Merger with Omega Financial Corporation
SHAREHOLDERS OF F.N.B. AND OMEGA ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The joint proxy statement/prospectus and other relevant materials and any other documents filed by F.N.B. with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by F.N.B. Corporation by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and by Omega by contacting Daniel Warfel, CFO, Omega Financial Corporation, 366 Walker Drive, P.O. Box 298, State College, PA 16804-0298, telephone: (814) 231-5778.
F.N.B. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of F.N.B. common stock is set forth in F.N.B.’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the joint proxy statement/prospectus relating to the merger when it becomes available.

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Omega and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Omega common stock is set forth in Omega’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the joint proxy statement/prospectus relating to the merger when it becomes available.
This communication does not constitute an offer of any securities for sale.
# # #
Analyst/Institutional Investor Contact:
Bartley Parker, CFA 203-682-8250
bartley.parker@icrinc.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2007		2006	Percent Variance
	Fourth	Third	Fourth	4th Qtr 2007 -	4th Qtr 2007 -
	Quarter	Quarter	Quarter	3rd Qtr 2007	4th Qtr 2006
Statement of earnings
Interest income	$92,834	$93,949	$90,760	-1.2	2.3
Interest expense	43,424	44,791	42,802	-3.1	1.5

Net interest income	49,410	49,158	47,958	0.5	3.0
Taxable equivalent adjustment	1,202	1,169	1,036	2.8	16.1

Net interest income (FTE)	50,612	50,327	48,994	0.6	3.3
Provision for loan losses	5,232	3,776	2,529	38.6	106.9

Net interest income after provision (FTE)	45,380	46,551	46,465	-2.5	-2.3

Service charges	10,711	10,286	9,940	4.1	7.7
Insurance commissions and fees	3,044	3,301	3,237	-7.8	-6.0
Securities commissions and fees	1,805	1,595	1,287	13.1	40.2
Trust income	2,188	2,109	2,064	3.7	6.0
Gain (loss) on sale of securities	0	(7)	405	-102.2	-100.0
Gain on sale of loans	534	455	444	17.5	20.3
Other	2,354	1,943	1,919	21.1	22.7

Total non-interest income	20,636	19,682	19,296	4.8	6.9

Salaries and employee benefits	21,448	22,030	20,199	-2.6	6.2
Occupancy and equipment	6,741	6,867	7,244	-1.8	-6.9
Amortization of intangibles	1,101	1,099	1,008	0.1	9.2
Other	11,328	11,282	10,944	0.4	3.5
Total non-interest expense	40,618	41,278	39,395	-1.6	3.1

Income before income taxes	25,398	24,955	26,366	1.8	-3.7
Taxable equivalent adjustment	1,202	1,169	1,036	2.8	16.1
Income taxes	7,134	6,162	7,737	15.8	-7.8

Net income	$17,062	$17,624	$17,593	-3.2	-3.0

Earnings per share
Basic	$0.28	$0.29	$0.29	-3.4	-3.4
Diluted	$0.28	$0.29	$0.29	-3.4	-3.4

Performance ratios
Return on average equity	12.45%	12.96%	12.88%
Return on tangible equity (1)	25.04%	26.31%	26.10%
Return on average assets	1.11%	1.15%	1.16%
Return on tangible assets (2)	1.21%	1.25%	1.25%
Net interest margin (FTE)	3.72%	3.73%	3.67%
Yield on earning assets (FTE)	6.90%	7.03%	6.84%
Cost of funds	3.54%	3.68%	3.55%
Efficiency ratio (FTE) (3)	55.46%	57.39%	56.21%

Common stock data
Average basic shares outstanding	60,155,781	60,154,574	60,027,643	0.0	0.2
Average diluted shares outstanding	60,622,494	60,640,486	60,626,455	0.0	0.0
Ending shares outstanding	60,554,248	60,555,834	60,394,279	0.0	0.3
Book value per common share	$8.99	$8.94	$8.90	0.5	1.0
Tangible book value per common share	$4.67	$4.61	$4.49	1.4	4.1
Dividend payout ratio	85.17%	82.47%	80.65%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,		Percent
	2007	2006	Variance
Statement of earnings
Interest income	$368,890	$342,422	7.7
Interest expense	174,053	153,585	13.3

Net interest income	194,837	188,837	3.2
Taxable equivalent adjustment	4,658	3,934	18.4

Net interest income (FTE)	199,495	192,771	3.5
Provision for loan losses	12,693	10,412	21.9

Net interest income after provision (FTE)	186,802	182,359	2.4

Service charges	40,827	40,053	1.9
Insurance commissions and fees	13,994	13,988	0.0
Securities commissions and fees	6,326	4,871	29.9
Trust income	8,577	7,780	10.2
Gain (loss) on sale of securities	1,037	1,802	-42.5
Gain on sale of loans	1,715	1,607	6.7
Other	9,133	9,174	-0.4

Total non-interest income	81,609	79,275	2.9

Salaries and employee benefits	87,219	83,649	4.3
Occupancy and equipment	27,737	27,563	0.6
Amortization of intangibles	4,406	4,148	6.2
Other	46,252	45,154	2.4

Total non-interest expense	165,614	160,514	3.2

Income before income taxes	102,797	101,120	1.7
Taxable equivalent adjustment	4,658	3,934	18.4
Income taxes	28,461	29,537	-3.6

Net income	$69,678	$67,649	3.0

Earnings per share
Basic	$1.16	$1.15	0.9
Diluted	$1.15	$1.14	0.9

Performance ratios
Return on average equity	12.89%	13.15%
Return on tangible equity (1)	26.23%	26.30%
Return on average assets	1.15%	1.15%
Return on tangible assets (2)	1.25%	1.25%
Net interest margin (FTE)	3.73%	3.71%
Yield on earning assets (FTE)	6.97%	6.67%
Cost of funds	3.61%	3.29%
Efficiency ratio (FTE) (3)	57.35%	57.48%

Common stock data
Average basic shares outstanding	60,135,859	58,852,623	2.2
Average diluted shares outstanding	60,629,065	59,376,648	2.1
Ending shares outstanding	60,554,248	60,394,279	0.3
Book value per common share	$8.99	$8.90	1.0
Tangible book value per common share	$4.67	$4.49	4.1
Dividend payout ratio	82.45%	81.84%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2007		2006	Percent Variance
	Fourth	Third	Fourth	4th Qtr 2007 -	4th Qtr 2007 -
	Quarter	Quarter	Quarter	3rd Qtr 2007	4th Qtr 2006
Average balances
Total assets	$6,109,593	$6,078,664	$6,040,889	0.5	1.1
Earning assets	5,418,770	5,377,543	5,325,077	0.8	1.8
Securities	1,053,081	1,030,999	1,072,857	2.1	-1.8
Loans, net of unearned income	4,363,982	4,341,123	4,238,382	0.5	3.0
Allowance for loan losses	52,729	51,670	53,494	2.1	-1.4
Goodwill and intangibles	262,077	263,184	264,442	-0.4	-0.9

Deposits and treasury management accounts (4)	4,706,626	4,717,121	4,621,942	-0.2	1.8
Other short-term borrowings	170,884	160,162	127,142	6.7	34.4
Long-term debt	462,787	437,945	527,892	5.7	-12.3
Trust preferred securities	151,031	151,031	151,031	0.0	0.0
Shareholders’ equity	543,743	539,698	541,782	0.7	0.4

Asset quality data
Non-accrual loans	$29,211	$21,346	$24,636	36.8	18.6
Restructured loans	3,468	3,470	3,492	-0.1	-0.7

Non-performing loans	32,679	24,816	28,128	31.7	16.2
Other real estate owned	8,052	5,358	5,948	50.3	35.4

Non-performing assets	$40,731	$30,174	$34,076	35.0	19.5

Net loan charge-offs	$4,548	$2,905	$3,007	56.6	51.2
Allowance for loan losses	52,806	52,122	52,575	1.3	0.4

Non-performing loans / total loans	0.75%	0.57%	0.66%
Non-performing assets / total assets	0.67%	0.49%	0.57%
Allowance for loan losses / total loans	1.22%	1.20%	1.24%
Allowance for loan losses / non-performing loans	161.59%	210.03%	186.91%
Net loan charge-offs (annualized) / average loans	0.41%	0.27%	0.28%

Balances at period end
Total assets	$6,088,021	$6,124,174	$6,007,592	-0.6	1.3
Earning assets	5,376,328	5,404,247	5,292,930	-0.5	1.6
Securities	1,025,974	1,035,959	1,034,358	-1.0	-0.8
Loans, net of unearned income	4,344,235	4,358,604	4,253,144	-0.3	2.1
Goodwill and intangibles	261,559	262,663	266,337	-0.4	-1.8

Deposits and treasury management accounts (4)	4,674,236	4,738,340	4,624,906	-1.4	1.1
Other short-term borrowings	173,271	197,032	111,846	-12.1	54.9
Long-term debt	481,366	433,691	519,890	11.0	-7.4
Trust preferred securities	151,031	151,031	151,031	0.0	0.0
Shareholders’ equity	544,357	541,593	537,372	0.5	1.3

Capital ratios
Equity/assets (period end)	8.94%	8.84%	8.94%
Leverage ratio	7.47%	7.43%	7.28%
Tangible equity/tangible assets (period end)	4.85%	4.76%	4.72%

F.N.B.CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2007	2006	Variance
Average balances
Total assets	$6,055,384	$5,889,925	2.8
Earning assets	5,356,711	5,196,076	3.1
Securities	1,039,536	1,111,391	-6.5
Loans, net of unearned income	4,305,158	4,059,936	6.0
Allowance for loan losses	52,346	52,758	-0.8
Goodwill and intangibles	263,861	246,884	6.9

Deposits and treasury management accounts (4)	4,676,568	4,476,423	4.5
Other short-term borrowings	147,439	145,063	1.6
Long-term debt	467,047	542,208	-13.9
Trust preferred securities	151,031	142,286	6.1
Shareholders’ equity	540,469	514,363	5.1

Asset quality data
Non-accrual loans	$29,211	$24,636	18.6
Restructured loans	3,468	3,492	-0.7

Non-performing loans	32,679	28,128	16.2
Other real estate owned	8,052	5,948	35.4

Non-performing assets	$40,731	$34,076	19.5

Net loan charge-offs	$12,483	$11,578	7.8
Allowance for loan losses	52,806	52,575	0.4
Non-performing loans / total loans	0.75%	0.66%
Non-performing assets / total assets	0.67%	0.57%
Allowance for loan losses / total loans	1.22%	1.24%
Allowance for loan losses / non-performing loans	161.59%	186.91%
Net loan charge-offs (annualized) / average loans	0.29%	0.29%

Balances at period end
Total assets	$6,088,021	$6,007,592	1.3
Earning assets	5,376,328	5,292,930	1.6
Securities	1,025,974	1,034,358	-0.8
Loans, net of unearned income	4,344,235	4,253,144	2.1
Goodwill and intangibles	261,559	266,337	-1.8

Deposits and treasury management accounts (4)	4,674,236	4,624,906	1.1
Other short-term borrowings	173,271	111,846	54.9
Long-term debt	481,366	519,890	-7.4
Trust preferred securities	151,031	151,031	0.0
Shareholders’ equity	544,357	537,372	1.3

Capital ratios
Equity/assets (period end)	8.94%	8.94%
Leverage ratio	7.47%	7.28%
Tangible equity/tangible assets (period end)	4.85%	4.72%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2007		2006	Percent Variance
	Fourth	Third	Fourth	4th Qtr 2007 -	4th Qtr 2007 -
	Quarter	Quarter	Quarter	3rd Qtr 2007	4th Qtr 2006
Average balances
Loans:
Commercial	$2,241,272	$2,208,612	$2,067,673	1.5	8.4
Direct installment	945,539	947,158	931,290	-0.2	1.5
Consumer LOC	247,913	244,975	255,806	1.2	-3.1
Residential mortgages	475,346	480,702	499,777	-1.1	-4.9
Indirect installment	432,477	440,686	466,986	-1.9	-7.4
Other	21,435	18,990	16,850	12.9	27.2

Total loans	$4,363,982	$4,341,123	$4,238,382	0.5	3.0

Deposits:
Non-interest bearing deposits	$628,766	$642,197	$646,844	-2.1	-2.8
Savings and NOW	2,066,390	2,065,469	1,946,040	0.0	6.2
Certificates of deposit and other time deposits	1,725,646	1,739,083	1,782,184	-0.8	-3.2

Total deposits	4,420,802	4,446,749	4,375,068	-0.6	1.0
Treasury management accounts (4)	285,824	270,372	246,874	5.7	15.8

Total deposits and treasury management accounts (4)	$4,706,626	$4,717,121	$4,621,942	-0.2	1.8

Balances at period end
Loans:
Commercial	$2,232,860	$2,234,236	$2,111,752	-0.1	5.7
Direct installment	941,249	948,986	926,766	-0.8	1.6
Consumer LOC	251,100	245,627	254,054	2.2	-1.2
Residential mortgages	465,881	469,587	490,215	-0.8	-5.0
Indirect installment	427,663	440,812	461,214	-3.0	-7.3
Other	25,482	19,356	9,143	31.6	178.7

Total loans	$4,344,235	$4,358,604	$4,253,144	-0.3	2.1

Deposits:
Non-interest bearing deposits	$626,141	$659,352	$654,617	-5.0	-4.3
Savings and NOW	2,037,160	2,090,065	1,944,707	-2.5	4.8
Certificates of deposit and other time deposits	1,734,383	1,734,767	1,773,518	0.0	-2.2

Total deposits	4,397,684	4,484,184	4,372,842	-1.9	0.6
Treasury management accounts (4)	276,552	254,156	252,064	8.8	9.7

Total deposits and treasury management accounts (4)	$4,674,236	$4,738,340	$4,624,906	-1.4	1.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2007	2006	Variance
Average balances
Loans:
Commercial	$2,182,237	$1,902,896	14.7
Direct installment	932,344	917,009	1.7
Consumer LOC	248,788	258,429	-3.7
Residential mortgages	482,900	496,394	-2.7
Indirect installment	439,196	475,459	-7.6
Other	19,693	9,749	102.0

Total loans	$4,305,158	$4,059,936	6.0

Deposits:
Non-interest bearing deposits	$634,537	$649,191	-2.3
Savings and NOW	2,030,614	1,884,351	7.8
Certificates of deposit and other time deposits	1,744,691	1,729,836	0.9

Total deposits	4,409,842	4,263,378	3.4
Treasury management accounts (4)	266,726	213,045	25.2

Total deposits and treasury management accounts (4)	$4,676,568	$4,476,423	4.5

Balances at period end
Loans:
Commercial	$2,232,860	$2,111,752	5.7
Direct installment	941,249	926,766	1.6
Consumer LOC	251,100	254,054	-1.2
Residential mortgages	465,881	490,215	-5.0
Indirect installment	427,663	461,214	-7.3
Other	25,482	9,143	178.7

Total loans	$4,344,235	$4,253,144	2.1

Deposits:
Non-interest bearing deposits	$626,141	$654,617	-4.3
Savings and NOW	2,037,160	1,944,707	4.8
Certificates of deposit and other time deposits	1,734,383	1,773,518	-2.2

Total deposits	4,397,684	4,372,842	0.6
Treasury management accounts (4)	276,552	252,064	9.7

Total deposits and treasury management accounts (4)	$4,674,236	$4,624,906	1.1